U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on October 22, 2015, Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), as borrower, entered into a credit agreement (the “Credit Agreement”), with the lenders named therein, and Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”) and collateral agent. The term loan borrowed under the Credit Agreement originally bore interest at an annual rate equal to 10.5% (the “Interest Rate”) and was to mature on April 22, 2016, subject to a three-month extension right (the “Maturity Date”). In addition, the Credit Agreement included, among other affirmative and negative covenants, a requirement for the Company to maintain a minimum unrestricted cash balance of $3,000,000 at all times (the “Cash Balance Requirement”). Further, the Credit Agreement contained, among other events of default, an event of default for the failure by the Company to have publicly filed its required annual and periodic reports through the third quarter of 2015 by February 15, 2016 (the “Filing Date Deadline”).

As previously disclosed, on February 8, 2016, the Company, the required lenders under the Credit Agreement and the Administrative Agent entered into a first amendment to the Credit Agreement (the “First Amendment”) pursuant to which the Filing Date Deadline was extended to March 30, 2016, with the Company’s annual report on Form 10-K for the year ended December 31, 2014 required to be filed by February 29, 2016.

On March 30, 2016, the Company, certain of its subsidiaries as loan parties, the required lenders under the Credit Agreement and the Administrative Agent entered into a second amendment to the Credit Agreement (the “Second Amendment”) pursuant to which, among other things, (i) the Maturity Date was extended to July 8, 2016, (ii) the Filing Date Deadline was extended to April 20, 2016, (iii) from and after March 31, 2016, the Interest Rate will be increased to an annual rate of 15% and (iv) the Cash Balance Requirement was increased to $3,500,000.

Franklin Mutual Quest Fund and MFP Investors LLC, lenders under the Credit Agreement and parties to the Second Amendment, are also beneficial owners of securities in the Company.

The foregoing description of the Second Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of March 30, 2016, among Advanced Emissions Solutions, Inc., as borrower, the required lenders party thereto, and Wilmington Trust, National Association, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of March 30, 2016, among Advanced Emissions Solutions, Inc., as borrower, the required lenders party thereto, and Wilmington Trust, National Association, as administrative agent.

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